UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 6, 2011
Carey Watermark Investors Incorporated
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-54263 (Commission File Number)	26-2145060 (IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
On September 6, 2011, a wholly owned subsidiary of Carey Watermark Investors Incorporated (“CWI”) completed a joint venture investment with HRI Properties (“HRI”), the owner of the leasehold interests in the Chateau Bourbon Hotel, a 251-room hotel property with 20,000 square feet of leasable commercial space located in the French Quarter of New Orleans, Louisiana and an adjacent parking garage. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Report.
CWI acquired an 80% interest in the joint venture (the “New Orleans Venture”) for approximately $31.3 million, which includes CWI’s commitment related to its allocable share of the New Orleans Venture’s debt (as described below) and a capital contribution of $12.3 million. CWI paid an $0.9 million acquisition fee to CWI’s advisor, Carey Lodging Advisors, LLC. The New Orleans Venture’s expected project funding, including partner equity and debt, is approximately $45.7 million. CWI’s investment was made in the form of a preferred equity interest that carries a cumulative preferred dividend of 8.5% per year and is senior to HRI’s equity interest.
The property will be subject to $23.8 million of debt financing, consisting of a non-amortizing $22.8 million mortgage with a fixed annual interest rate of 11.5% and maturity date of September 6, 2014 and a $1.0 million non-recourse unsecured community development loan with a fixed annual interest rate of 1.0% and maturity date of September 6, 2018 from the State of Louisiana. As of September 6, 2011, $17.0 million of the mortgage debt had been funded.
CWI’s investment was financed in part by a $2.0 million loan from a subsidiary of W. P. Carey & Co. LLC, which is the ultimate parent of CWI’s advisor, at a rate of LIBOR plus 1.15% and a maturity date of October 17, 2011.
The ground lease for the hotel and the parking garage lease are both with Canal Street Development Corporation, a nonprofit public benefit corporation, and expire on September 2, 2110.
The Chateau Bourbon Hotel will continue to be managed by an affiliate of HRI and will be renamed the Hyatt French Quarter Hotel, through a franchise agreement with an affiliate of Hyatt Hotels Corporation, upon the completion of the renovation of the property, which is currently scheduled to occur in the first half of 2012.
The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Limited Liability Company Operating Agreement of CWI-HRI French Quarter Hotel Property, LLC. A copy of the agreement is filed hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(a) and (b)
To be filed by amendment. Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that this Report is filed.

(d) Exhibits

Exhibit No.	Description
10.1	Limited Liability Company Operating Agreement of CWI-HRI French Quarter Hotel Property, LLC, dated as of September 2, 2011, by and between CWI New Orleans Hotel, LLC and Guitar Partners, LLC.

99.1	Press Release titled “Carey Watermark Investors Acquires Historic New Orleans Hotel” issued on September 7, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated
Date: September 12, 2011	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Chief Financial Officer